 Charter No. 1461 Comptroller of the Currency Northeastern District REPORT OF CONDITION CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                                THOUSANDS OF DOLLARS
Cash and balances due from
         depository institutions:
Noninterest-bearing balances
         and currency and coin...............              $11,056,000
Interest-bearing balances....................               19,181,000
Held-to-maturity securities..................                        0
Available-for-sale securities................               47,054,000
Federal funds sold and
         securities purchased under
         agreements to resell................               14,935,000
Loans and lease financing receivables:
         Loans and leases held for sale......                4,354,000
         Loans and Leases, net of
         unearned income.........  280,455,000
LESS: Allowance for loan and lease
         losses..................    5,446,000
                                  -------------
Loans and leases, net of unearned
         income, allowance, and reserve.......              275,009,000
Trading assets................................               36,633,000
Premises and fixed assets
         (including capitalized leases).......                3,920,000
Other real estate owned.......................                  179,000
Investments in unconsolidated
         subsidiaries and associated
         companies............................                  894,000
Customers' liability to this bank
         on acceptances outstanding...........                1,314,000
Intangible assets: Goodwill...................                5,068,000
Intangible assets: Other intangible
          assets..............................                3,897,000
Other assets..................................               28,849,000
                                                             ----------
TOTAL ASSETS..................................             $452,343,000
                                                           ============

LIABILITIES

Deposits: In domestic offices.................             $ 98,899,000
Noninterest- bearing......    19,024,000
Interest- bearing.........    79,875,000
In foreign offices, Edge and
         Agreement subsidiaries,
         and IBFs.............................              208,024,000
Noninterest- bearing......    15,206,000
Interest- bearing.........   192,818,000
Federal funds purchased and securities
         sold under agreements
         to repurchase.........................              23,278,000
Demand notes issued to the
         U.S. Treasury.........................                       0
Trading liabilities............................              20,306,000
Other borrowed money (includes
         mortgage indebtedness and
         obligations under capitalized
         leases): ss...........................              26,349,000
Bank's liability on acceptances
         executed and outstanding..............               1,314,000
Subordinated notes and debentures..............              10,700,000
Other liabilities..............................              25,634,000
                                                             ----------
TOTAL LIABILITIES..............................            $414,504,000
                                                           ------------
MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARIES...................................                 216,000

EQUITY CAPITAL
Perpetual preferred stock and
         related surplus.......................                 350,000
Common stock...................................                 751,000
Surplus........................................              18,582,000
Retained Earnings..............................              19,227,000
Accumulated net gains (losses)
         on cash flow hedges...................              -1,287,000
Other equity capital components................                       0
                                                             ----------
TOTAL EQUITY CAPITAL...........................             $37,623,000
                                                            -----------
TOTAL LIABILITIES AND EQUITY
         CAPITAL...............................            $452,343,000
                                                           ============

I, Grace B. Vogel, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

GRACE B. VOGEL, VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS